Exhibit 99.1

                                                             Investor Relations:
                                                             Kley Parkhurst, SVP
                                                                      ePlus inc.
                                                             Tel: (703) 709-1924
                                                            kparkhurst@eplus.com

For Release on 11/15/2004

                      ePLUS REPORTS RECORD REVENUES FOR THE
                        QUARTER ENDED SEPTEMBER 30, 2004
                      Revenues Increase 80% to $154 Million

HERNDON, VA - November 15, 2004- ePlus inc. (Nasdaq NM: PLUS - news), a leading provider of Enterprise Cost Management (ECM), today announced financial results for its second quarter ended September 30, 2004. ePlus recorded net earnings of $2.5 million, an 8% decrease as compared to $2.7 million during the same period in the prior fiscal year. Total revenues increased 80% to $154 million from $85.6 million, and fully diluted earnings per share was $0.27, the same as in the prior year. For the six months ended September 30, 2004, ePlus reported record revenues of $261 million, net earnings of $4.7 million, and fully diluted earnings per share of $0.50.

The increase in revenues was attributable to organic growth within the Company's existing customer base, new customers, and the acquisition of the IT fulfillment, professional services, and software development and consulting service businesses of Manchester Technologies, Inc. on May 28, 2004.

"The September quarter was a period of substantial operational change and investment at ePlus" commented Phillip G. Norton, chairman, president and CEO of ePlus. "We completed the integration of the Manchester acquisition and converted the acquired customers and new employees within the ePlus infrastructure. By the end of the quarter, we've further reduced the administrative run rate attributable  to the business,  and we expect more reductions in the future when we relocate to replacement facilities. The acquisition and subsequent integration of Manchester has been very successful."

The increase in total revenues this quarter as compared to the same period in 2003 was driven by a 96% increase in sales of product to $138 million from $70 million and a 37% increase in fee and other income from $2.3 million to $3.2 million, and offset by a 2% decrease in lease revenues. Total costs and expenses increased 85% to $150 million from $81 million, driven in part by a 98% increase in the cost of sales, product to $123 million from $62 million, and a 49% increase in salaries and benefits to $15 million from $10 million. The Company also experienced higher costs during the quarter as a result of the acquisition, legal fees attributable to its ongoing patent infringement lawsuit, and costs related to Sarbanes-Oxley compliance. Professional and other fees increased 243% to $2.8 million from $800 thousand. The Company incurred a 21% increase in general and administrative expenses. Interest and financing costs decreased 29% to $1.3 million from $1.8 million.

During the quarter, ePlus announced several new statewide IT services and supply contracts in Pennsylvania, and rolled out an improved website for its technology fulfillment and services business, www.eplustechnology.com. The PEPPM contract included Manage+ for the first time, and the Company increased its floorplanning financing capacity with GE Capital Distribution Finance two times to handle its increased sales volume, by advancing its funding availability from $33 million to a seasonally-adjusted availability of $75 million.

Conference Call Scheduled for Tuesday, November 16th at 11:00 A.M.

The Company will host a conference call at 11 a.m. on Tuesday, November 16, 2004. To listen, please call (973) 935-2107 or toll-free (800) 370-0923. Ask to be connected to the ePlus conference call. Live and archived webcasts can be accessed from http://www.eplus.com/investor. A telephone replay of the conference call will be available by calling (877) 519-4471 or (973) 341-3080, and entering the passcode 5358792 beginning at about 2:00 P.M. on November 16th through November 30th..

About ePlus inc.

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process outsourcing, eProcurement, asset management, product and catalog content management, supplier enablement, strategic sourcing, and financial services into a single integrated solution, all based on ePlus' leading business application software. Profitable since inception in 1990, the company is headquartered in Herndon, VA, and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.

ePlus(TM) is a trademark of ePlus inc. ePlus Enterprise Cost Management, and eECM, are trademarks applied for of ePlus inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements". Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

All information set forth in this release and its attachments is as of November 15, 2004. ePlus inc. undertakes no duty to update this information. More information about potential factors that could affect ePlus inc.'s business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 including (without limitation) under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in ePlus inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which will be filed with the SEC on or about November 15, 2004.


ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

                                                                                     Three Months Ended
                                                                                         September 30,
                                                                               2003                         2004
                                                                       ----------------------------------------------
REVENUES
Sales of product                                                             $   70,380,144           $  138,065,002
Lease revenues                                                                   12,910,616               12,654,485
Fee and other income                                                              2,345,971                3,209,606
TOTAL REVENUES                                                         ----------------------------------------------
                                                                                 85,636,731              153,929,093
                                                                       ----------------------------------------------
COSTS AND EXPENSES

Cost of sales, product                                                           62,364,436              123,342,547
Direct lease costs                                                                2,396,770                2,930,271
Professional and other fees                                                         820,813                2,815,485
Salaries and benefits                                                             9,999,685               14,877,568
General and administrative expenses                                               3,662,850                4,435,573
Interest and financing costs                                                      1,826,595                1,300,648
TOTAL COSTS AND EXPENSES                                               ----------------------------------------------
                                                                                 81,071,149              149,702,092
                                                                       ----------------------------------------------
EARNINGS BEFORE PROVISION FOR INCOME TAXES                                        4,565,582                4,227,001
                                                                       ----------------------------------------------
PROVISION FOR INCOME TAXES                                                        1,860,705                1,733,070
                                                                       ----------------------------------------------
NET EARNINGS                                                                 $    2,704,877           $    2,493,931
                                                                       ==============================================
NET EARNINGS PER COMMON SHARE - BASIC                                                 $0.29                   $0.28
                                                                       ==============================================
NET EARNINGS PER COMMON SHARE - DILUTED                                               $0.27                   $0.27
                                                                       ==============================================


WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                                       9,466,651                8,922,104
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                                    10,179,738                9,252,196

    Please refer to the Form 10-Q to be filed on or about November 15, 2004.
                        Results presented are unaudited.